EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Braemar Hotels & Resorts Inc. and Subsidiaries
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-223799, 333-209389 and 333-200420) and Form S-8 (Nos. 333-218888, 333-204705 and 333-194968), of Braemar Hotels & Resorts Inc. and subsidiaries of our report dated March 8, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas
March 8, 2019